RAICE PAYKIN KRIEG & SCHRADER LLP
                                ATTORNEYS AT LAW
                         185 MADISON AVENUE. 10TH FLOOR
                            NEW YORK, NEW YORK 10016

                       (212) 725-4423 o FAX (212) 684-0022

                                           October 4, 2000

Hertz Technology Group, Inc.
75 Varick Street, 11th Floor
New York, NY 10013

      Re: Hertz Technology Group, Inc. - Registration Statement on Form S-3 (File No. 333-44616) (the "Registration Statement")

Gentlemen:

      We are are acting as counsel for Hertz Technology Group, Inc., a Delaware corporation (the "Company"), in connection with the proposed sale by GEM Global Yield Fund Limited pursuant to the Registration Statement of up to 8,317,195 shares of Common Stock, $.001 par value, of the Company (the "Shares").

      We have examined such corporate records, certificates and other documents as we have considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the records, certificates and documents referred to above.

      Based on the foregoing, we are of the opinion that the Shares have been duly authorized, and will, upon issuance in accordance with the applicable Series A Preferred Stock Purchase Agreement or the applicable warrant, be validly issued, fully paid and nonassessable.

      Our opinion is limited in all cases to matters arising under the General Corporation Law of the State of Delaware. We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement. In giving such consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                          Very truly yours,

                                          Raice Paykin Krieg & Schrader LLP


                                      By: /s/ David C. Thomas
                                          --------------------------------------
                                          David C. Thomas